Exhibit 99.1

LeMaitre Q2 2018 Record Sales $27.0mm (+5%), Record EPS $0.43 (+86%)

BURLINGTON, MA, July 26, 2018 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q2 2018 results, provided guidance and announced a $0.07/share dividend.

Q2 2018 Results

•	Record sales of $27.0mm, +5% vs. Q2 2017

•	Record operating income of $11.5mm vs. $5.5mm, +108%

•	Record net income of $8.8mm vs. $4.6mm, +89%

•	Record earnings of $0.43 per diluted share vs. $0.23, +86%

•	Record EBITDA of $12.4mm vs. $6.4mm, +94%

Q2 2018 sales of $27.0mm increased 5% (+6% organic) vs. Q2 2017. Patches, shunts and allografts led growth. Sales in Europe/Middle East/Africa and Asia/Pac Rim were up 12% and 21% respectively, while sales in the Americas were flat, due in part to the Reddick divestiture.

Gross margin increased to 70.3% in Q2 2018 from 68.0% in Q2 2017, primarily due to product mix.

Operating income in Q2 2018 was $11.5mm, a 108% increase vs. the year-earlier quarter. Excluding the one-time gain from the Reddick divestiture, operating income in the quarter was $5.7mm, a 2% increase. Had the Reddick product lines not been divested, the Company estimates adjusted operating income would have been $6.3mm, a 13% increase vs. the year-earlier quarter (reconciliation below).

George W. LeMaitre, Chairman and CEO said, “We continue to pursue 10% annual reported sales growth and 20% annual operating income growth.”

Business Outlook

	Previous Guidance (4/25/2018)	Current Guidance
Q3 2018 Sales	N/A	$25.6mm - $26.4mm (Midpoint: +5% reported, +9% organic)
Q3 2018 Gross Margin	N/A	72.0%
Q3 2018 Operating Income	N/A	$5.3mm - $5.9mm (Midpoint: +10%)
Q3 2018 Earnings Per Share	N/A	$0.20 - $0.22 (Midpoint: -17%)
2018 Sales	$106.0mm - $109.0mm (Midpoint: +7% reported, +6% organic)	$105.3mm - $107.9mm (Midpoint: +6% reported, +7% organic)
2018 Gross Margin	71.0%	71.3%
2018 Operating Income	$27.9mm - $30.0mm (Midpoint: +37%)	$27.6mm - $29.4mm (Midpoint: +35%)
2018 Earnings Per Share	$1.05 - $1.13 (Midpoint: +27%)	$1.04 - $1.11 (Midpoint: +25%)

Changes to 2018 guidance since the Company’s April 25, 2018 conference call were primarily driven by fluctuations in foreign currency exchange rates.

Divestiture of General Surgery Product Lines

On April 5, 2018, the Company divested its general surgery product lines to Symmetry Surgical, Inc. for $7.4 million, which resulted in a $5.9mm gain. Included in the divestiture were the Reddick Cholangiogram Catheter and Reddick Saye-Screw, neither of which were sold to the company’s core customer, the vascular surgeon. In 2017, these product lines accounted for $3.3 million in revenue and $2.5 million in gross profit.

Quarterly Dividend

On July 23, 2018, the Company’s Board of Directors approved a quarterly dividend of $0.07/share of common stock. The dividend will be paid September 6, 2018 to shareholders of record on August 22, 2018.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 6679847. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

In addition, the Company has presented in this press release two additional non-GAAP measures. The first presents operating income excluding the one-time gain from the Reddick divestiture. The second non-GAAP measure, “adjusted operating income,” was calculated by approximating the Company’s operating income had the divestiture of the Reddick product lines not occurred. In order to do so, the Company i) excluded the one-time gain resulting from the sale of the assets as well as gross profits associated with contract services to Symmetry Surgical, Inc. and ii) added back estimated lost gross profits from the product lines divested as well as transaction costs. You should not view operating income excluding the one-time gain or adjusted operating income as a substitute for operating income determined in accordance with GAAP. However, Company management believes that the presentation of operating income excluding the one-time gain provides a view of the Company’s results of operations excluding a non-recurring event and adjusted operating income provides an understanding of the Company’s results of operations in the absence of the Reddick divestiture.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q3 2018 and 2018 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$19,638	$19,096
Short-term marketable securities	33,298	22,564
Accounts receivable, net	15,230	15,000
Inventory and other deferred costs	21,669	21,046
Prepaid expenses and other current assets	2,529	2,605

Total current assets	92,364	80,311

Property and equipment, net	12,235	12,378
Goodwill	23,602	23,844
Other intangibles, net	7,358	8,234
Deferred tax assets	1,347	1,378
Other assets	194	178

Total assets	$137,100	$126,323

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,657	$1,543
Accrued expenses	11,286	9,770
Acquisition-related obligations	172	1,876

Total current liabilities	13,115	13,189

Deferred tax liabilities	2,175	2,176
Other long-term liabilities	1,066	1,188

Total liabilities	16,356	16,553

Stockholders’ equity
Common stock	208	207
Additional paid-in capital	95,122	93,127
Retained earnings	38,234	28,333
Accumulated other comprehensive loss	(3,207)	(2,289)
Treasury stock	(9,613)	(9,608)

Total stockholders’ equity	120,744	109,770

Total liabilities and stockholders’ equity	$137,100	$126,323

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net sales	$27,020	$25,753	$53,014	$49,892
Cost of sales	8,028	8,237	15,548	15,023

Gross profit	18,992	17,516	37,466	34,869

Operating expenses:
Sales and marketing	6,792	6,599	13,882	13,553
General and administrative	4,547	3,747	9,244	8,295
Research and development	1,988	1,634	3,813	3,292
Gain on divestiture	(5,876)	—	(5,876)	—

Total operating expenses	7,451	11,980	21,063	25,140

Income from operations	11,541	5,536	16,403	9,729

Other income:
Other income (loss), net	6	(70)	60	(24)

Income before income taxes	11,547	5,466	16,463	9,705

Provision for income taxes	2,796	834	3,859	1,854

Net income	$8,751	$4,632	$12,604	$7,851

Earnings per share of common stock
Basic	$0.45	$0.25	$0.65	$0.42

Diluted	$0.43	$0.23	$0.62	$0.40

Weighted - average shares outstanding:
Basic	19,320	18,816	19,301	18,724

Diluted	20,260	19,975	20,243	19,855

Cash dividends declared per common share	$0.070	$0.055	$0.140	$0.110

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$16,082	59%	$16,088	62%	$31,942	60%	$31,069	62%
Europe/Middle East/Africa	9,074	34%	8,121	32%	17,829	34%	15,734	32%
Asia/Pacific Rim	1,864	7%	1,544	6%	3,243	6%	3,089	6%

Total Net Sales	$27,020	100%	$25,753	100%	$53,014	100%	$49,892	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended June 30, 2018
Net sales as reported	$27,020
Impact of currency exchange rate fluctuations	(701)
Net impact of acquisitions excluding currency	—

Adjusted net sales		$26,319

For the three months ended June 30, 2017
Net sales as reported	$25,753
Net impact of divestitures excluding currency	(807)

Adjusted net sales		$24,946

Adjusted net sales increase for the three months ended June 30, 2018		$1,373	6%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended September 30, 2018
Net sales per guidance	$26,000
Impact of currency exchange rate fluctuations	90
Net impact of acquisitions excluding currency	—

Adjusted net sales		$26,090
For the three months ended September 30, 2017
Net sales as reported	$24,822
Net impact of divestitures excluding currency	(830)

Adjusted net sales		$23,992

Adjusted net sales increase for the three months ended September 30, 2018		$2,098	9%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2018
Net sales per guidance	$106,614
Impact of currency exchange rate fluctuations	(1,728)
Net impact of acquisitions excluding currency	—

Adjusted net sales		$104,886
For the year ended December 31, 2017
Net sales as reported	$100,867
Net impact of divestitures excluding currency	(2,447)

Adjusted net sales		$98,420

Adjusted net sales increase for the year ended December 31, 2018		$6,466	7%

	For the three months ended		For the six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$8,751	$4,632	$12,604	$7,851
Interest (income) expense, net	(164)	(32)	(260)	(52)
Amortization and depreciation expense	1,066	983	2,102	1,962
Provision for income taxes	2,796	834	3,859	1,854

EBITDA	$12,449	$6,417	$18,305	$11,615

EBITDA percentage increase		94%		58%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP operating income excluding Reddick divestiture gain:
For the three months ended June 30, 2018
Operating income as reported	$11,541
Impact of Reddick divestiture gain	(5,876)

Operating income adjusted for divestiture gain		$5,665
For the three months ended June 30, 2017
Operating income as reported	$5,536

Operating income		$5,536

Operating income increase for the three months ended June 30, 2018 adjusted for divesture gain		$129	2%

Reconciliation between GAAP and Non-GAAP operating income excluding all effects of Reddick divestiture:
For the three months ended June 30, 2018
Operating income as reported	$11,541
Impact of Reddick divestiture gain	(5,876)
Net impact of gross profit from Reddick divestiture	415
Net impact of Reddick transaction costs	170

Adjusted operating income		$6,250
For the three months ended June 30, 2017
Operating income as reported	$5,536

Operating income		$5,536

Adjusted operating income increase for the three months ended June 30, 2018		$714	13%